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                                                                   EXHIBIT 10.92

                            NON-COMPETITION AGREEMENT


         This NON-COMPETITION AGREEMENT (this "AGREEMENT") is entered into among Station Casinos, Inc., a Nevada corporation ("STATION"), Santa Fe Gaming Corporation, a Nevada corporation ("SANTA FE"), Santa Fe Hotel, Inc., a Nevada corporation ("SFHI") and Sahara Las Vegas Corp., a Nevada corporation ("SLVC" collectively, with Santa Fe, SLVC and SFHI, the "SANTA FE ENTITIES") and Paul Lowden, David Lowden, Chris Lowden each on their own behalf and on behalf of their spouses and lineal descendants (collectively, "LOWDEN") and is dated as of November 15, 1999.

         Station and SLVC have entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated as of November 15, 1999 (the "PURCHASE AGREEMENT"). SLVC and SFHI each is a wholly-owned subsidiary of Santa Fe. SFHI conducts business in the locals gaming market in Las Vegas. Certain subsidiaries of Station also conduct business in the locals gaming market in Las Vegas. It is a condition to the closing under the Purchase Agreement that this Agreement shall have been entered into by the parties hereto. This Agreement shall be effective at the Closing (as defined in the Purchase Agreement).

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Each of the Santa Fe Entities and Lowden, jointly and severally, and on behalf of each of their respective existing and future subsidiaries, directors, officers, agents, employees, predecessors, successors, assigns and spouses and any affiliated person that directly or indirectly controls, is under common control or is controlled by any such person and any person in which any such person has more that a 10% voting or economic interest (each "COVERED PERSON") agrees, for a period of fifteen years from the date hereof, that no such Covered Person shall directly or indirectly, engage or, participate in, and shall not have any interest as a shareholder, partner, joint venturer, proprietor, employee, officer, director, agent, security holder, creditor or consultant, or in any other capacity, or have any other direct or indirect financial interest in or in connection with, the business or operations of any business, firm, person, partnership, corporation, enterprise or concern, which is in the gaming business or is in any manner competitive with the business of Station within a five-mile radius of Boulder Station Hotel & Casino ("BOULDER") or Sunset Station Hotel & Casino ("SUNSET"). As used in this provision, "gaming business" shall mean the casino, hotel-casino and other gambling activity involving games of skill and chance owned or conducted by the referenced party.

         2. The parties recognize that, because of the nature of the subject matter of this Agreement, it would be impracticable and extremely difficult to determine actual damages to Station in the event of a breach of this Agreement by a Covered Party. Accordingly, if a Covered Party commits a breach or threatens to commit a breach of any

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         of the provisions of this Agreement, Station shall have the right to an injunction or other equitable relief including the right to proceed to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to Station and that money damages will not provide an adequate remedy to Station. The rights of Station to equitable relief in the enforcements of this Agreement shall be in addition to any and all other remedies available through an action in law.

         If any of the covenants contained in paragraph 1, or any part thereof, is held to be unenforceable because of the duration of such provisions or the area covered thereby, the undersigned agree that the court making such determination shall have the power to reduce the duration and the area or both of any such provision and, in its reduced form, said provision shall then be enforceable. The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in paragraph 1 upon the courts of any Nevada within the geographical scope of such covenants.

         3. Each individual and entity executing this Agreement hereby personally represents and warrants that he or it has the capacity set forth on the signature pages hereof with full power and authority to bind the party on whose behalf he or it is executing this Agreement to the terms hereof.

         4. This Agreement is the entire Agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect to the matters contained in this Agreement. Any waiver, modification, consent or acquiescence with respect to any provision of this Agreement shall be set forth in writing and duly executed by or on behalf of the party to be bound thereby. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

         5. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Agreement attached thereto.

         6. Any communication, notice or demand of any kind whatsoever which either party may be required or may desire to give to or serve upon the other shall be in writing and delivered by personal service (including express or courier service); telecopied (with oral confirmation of receipt from the office of the addressee); or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

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Santa Fe:                               Santa Fe Gaming Corporation
                                        Address: 4949 North Rancho Drive
                                        Las Vegas, Nevada 89130
                                        Attn:  Paul W. Lowden
                                        Phone: (702) 658-4300
                                        Fax: (702) 658-4301

SFHI:                                   Santa Fe Hotel, Inc.
                                        Address: 4949 North Rancho Drive
                                        Las Vegas, Nevada 89130
                                        Attn:  Paul W. Lowden
                                        Phone: (702) 658-4300
                                        Fax: (702) 658-4301

SLVC:                                   Sahara Las Vegas Corp.
                                        Address: 4949 North Rancho Drive
                                        Las Vegas, Nevada 89130
                                        Attn:  Paul W. Lowden
                                        Phone: (702) 658-4300
                                        Fax: (702) 658-4301


Station:                                Station Casinos, Inc.
                                        2411 West Sahara Avenue
                                        Las Vegas, Nevada 89102
                                        Attention: Scott M Nielson, Esq.
                                        Telephone: (702) 367-2458
                                        Telecopy: (702) 221-6613

With a copy to:                         Milbank, Tweed, Hadley & McCloy LLP
                                        601 South Figueroa Street, 30th Floor
                                        Los Angeles, CA 90017-5735
                                        Attention:  Kenneth J. Baronsky, Esq.
                                        Telephone:  (213) 892-4000
                                        Facsimile:  (213) 629-5063

Lowden:                                 Paul W. Lowden
                                        Address: 4949 North Rancho Drive
                                        Las Vegas, Nevada 89130
                                        Phone: (702) 658-4300
                                        Fax: (702) 658-4301

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                  Any party may change its address for notice by written notice given to the other in the manner provided in this Section. Any such communication, notice or demand shall be deemed to have been duly given or served on the date personally served or telecopied, if by personal service or telecopy, or on the date shown on the return receipt or other evidence of delivery, if mailed.

         7. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the parties hereto. Section and Paragraph headings of this Agreement are solely for convenience of reference and shall not govern the interpretation of any of the provisions of this Agreement.

         8. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

         9. If any action is brought by either party against the other party, the prevailing party shall be entitled to recover from the other party reasonable attorney's fees, costs and expenses incurred in connection with the prosecution or defense of such action. For purposes of this Agreement, the term "attorney's fees" or "attorney's fees, costs and expenses" shall mean the fees, costs and expenses of counsel to the parties hereto, which may include printing, photostat, duplicating and other expenses, air freight charges and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney.

         10. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and to their respective transferees, successors, and assigns; provided, however, that neither this Agreement nor any of the rights or obligations of Santa Fe or Lowden hereunder shall be transferred or assigned by Santa Fe or Lowden without the prior written consent of Station.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed by their duly authorized representatives as of the day and year first above written.

"SANTA FE"                          SANTA FE GAMING CORPORATION,
                                    a Nevada corporation

                                    By:      /s/
                                    Name:    Paul W. Lowden
                                    Title:   President, Chairman of the Board

"SFHI"                              SANTA FE HOTEL, INC.,
                                    a Nevada corporation

                                    By:      /s/
                                    Name:    Paul W. Lowden
                                    Title:   Chairman of the Board

"SLVC"                              SAHARA LAS VEGAS CORP.,
                                    a Nevada corporation

                                    By:      /s/
                                    Name:    Paul W. Lowden
                                    Title:   President, Chairman of the Board

"LOWDEN"                            ____/s/_________________
                                    Paul Lowden

                                    ____/s/_________________
                                    David Lowden

                                    ____/s/_________________
                                    Chris Lowden


"STATION"                           STATION CASINOS, INC.,
                                    a Nevada corporation


                                    By:      /s/
                                    Name:    Scott M Nielson
                                    Title:   Executive Vice President, General
                                             Counsel, Secretary

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